UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

QUANTUM ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3825 Rockbottom
Henderson, NV	89030
	(Zip Code)

(702)-323-6455
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 - Changes In Registrant’s Certifying Accountant

The Audit Committee of Quantum Energy, Inc. under the direction of the Board of Directors (the "Company"), announces that it has appointed BF Borgers, CPA PC, located at 5400 W Cedar Ave, Lakewood, CO 80226 (hereafter “BFB”), as Quantum’s independent auditors dismissing DeCoria, Maichel & Teague, P.S. located at 7307 N. Division, Suite 222 Spokane, WA 99208 (hereafter “DMT”). This action marks the Company’s acceptance of the resignation of DMT as the Company's independent auditor.

DMT issued an audit opinion on the Company’s consolidated financial statements for the year ended February 28, 2018. The report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. No audit opinion has been issued on the Company’s consolidated financial statements for the years ended February 28, 2019 and February 29, 2020.

For the years ended February 28, 2019 and February 29, 2020 and through the date of this Form 8-K, there have been no disagreements with DMT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to DMT’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the fiscal years ended February 28, 2019 and February 29, 2020, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

For the fiscal years ended February 28, 2019 and February 29, 2020, neither the Company nor anyone acting on the Company's behalf consulted BFB with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

DMT has been asked to review this disclosure and DMT has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020

QUANTUM ENERGY INC.

By:	/s/ Harry Ewert
Harry Ewert, President